Exhibit 99.1

Xtant Medical Postpones Release of Third Quarter 2017 Financial Results

BELGRADE, Mont., November 9, 2017 (GLOBE NEWSWIRE) -- Xtant Medical Holdings, Inc. (NYSE American:XTNT), a leader in the development of regenerative medicine products and medical devices, announced that it has postponed the release of its third quarter 2017 financial results, originally scheduled for Wednesday November 8, 2017, and conference call, originally scheduled for Thursday, November 9, 2017.

The Company now plans to release its third quarter 2017 financial results in conjunction with the filing of its 10-Q which is currently expected to occur by November 20, 2017.

About Xtant Medical

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Investor Contact
CG CAPITAL
Rich Cockrell
877.889.1972
investorrelations@cg.capital

Company Contact
Xtant Medical
Molly Mason
mmason@xtantmedical.com